EXHIBIT 99 - CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Franklin Electric Directed Investment Salary Plan (the “Plan”) on Form 11-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary of Franklin Electric Co., Inc. (the “Company”), and Chairman of the company’s Employee Benefits Committee (the “Plan Administrator”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date	June 27, 2005

/s/ Gregg C. Sengstack
Gregg C. Sengstack
Senior Vice President, Chief Financial Officer and Secretary, Franklin Electric Co., Inc.
Chairman,
Employee Benefits Committee